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                                                                  Exhibit 23 (a)

                          Independent Auditors' Report

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of CBT Corporation on Form S-4 of our report dated January 28, 1994, included in the Annual Report on Form 10-K of CBT Corporation for the year ended December 31, 1993 and to the reference to us made under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche

Louisville, Kentucky

April 29, 1994